UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/27/2015

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12372

Delaware	22-3268660
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, NJ 07424

(Address of principal executive offices, including zip code)

(973) 357-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

With respect to the Company’s previously announced Agreement and Plan of Merger, dated July 28, 2015, as it may be amended from time to time, with Solvay SA and Tulip Acquisition Inc., a wholly owned subsidiary of Solvay SA, the Company made applicable filings under the competition law of Japan on October 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: October 27, 2015	By:	/s/ Roy Smith
Roy Smith
Vice President, General Counsel and Secretary

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